Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMERICAN STANDARD WALLET, INC.", CHANGING ITS NAME FROM "AMERICAN STANDARD WALLET, INC." TO "MONETIVA INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF NOVEMBER, A.D. 2017, AT 4:39 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6104411 8100
SR# 20176979230

Authentication: 203560867
Date: 11-13-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:39 PM 11/07/2017
FILED 04:39 PM 11/07/2017
SR 20176979230 - File Number 6104411

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AMERICAN STANDARD WALLET, INC.

American Standard Wallet, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: That the capital of the Corporation shall not be changed under or by reason of this Certificate of Amendment.

THIRD: That upon the effectiveness of this Certificate of Amendment, Article First of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety such that, as amended, said Article shall read in its entirety as follows:

First. The name of the Corporation is Monetiva Inc.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by James Koh, its President, on this 24th day of October, 2017.

AMERICAN STANDARD WALLET, INC.

By:
Name: James Koh
Title: President